Exhibit 99.1

Barracuda Announces Third Quarter Fiscal 2014 Results

•	Gross billings up 19% year-over-year to a record $77.5 million

•	Total revenue of $59.4 million, including recurring subscription revenue of $41.2 million

•	Adjusted EBITDA of $12.6 million, or 21% of revenue

•	Q3 subscription renewal rate of 97.5% on a dollar basis, total active subscribers of nearly 198,000

CAMPBELL, Calif., January 9, 2014 — Barracuda (NYSE: CUDA), a leading provider of cloud-connected security and storage solutions, today announced results for its third quarter, which ended November 30, 2013.

For the third quarter of fiscal 2014, gross billings grew 19% to $77.5 million, up from $65.0 million in the third quarter of fiscal 2013. Total revenue increased 15% to $59.4 million, up from $51.4 million in the third quarter of fiscal 2013. Appliance revenue in the third quarter of fiscal 2014 grew to $18.2 million and recurring subscription revenue grew to $41.2 million, representing 69% of total revenue.

GAAP net loss in the third quarter of fiscal 2014 was $2.1 million, or $(0.06) per share, based on a share count of 34.3 million. Non-GAAP net income for the third quarter of 2014 was $0.5 million, or $0.01 per share, based on a diluted share count of 48.7 million. Non-GAAP net income excludes $2.4 million in stock compensation expense, $1.3 million in amortization of intangibles, and $0.6 million in acquisition and other non-recurring charges. A reconciliation between GAAP and non-GAAP information is contained in the tables below.

“Our business showed strong performance in the third quarter across both our security and storage segments, and we continue to see positive results from our high growth market segments,” said BJ Jenkins, president and CEO. “During the quarter, we added over 6,800 new active subscribers, including both small businesses and large firms, across multiple geographies and industries. We believe that with our recent product releases and expanded distribution channels, Barracuda is well positioned to address the growing market trends of cloud computing, information growth and the increasing adoption of virtualization.”

“The results reflect solid financial performance and controls, and we outperformed against our outlook in several key metrics including gross billings, revenue, non-GAAP operating income and adjusted EBITDA,” said David Faugno, CFO. “Adjusted EBITDA in the third quarter was $12.6 million, or 21% of total revenue, non-GAAP operating income was $1.3 million, or 2% of total revenue, and adjusted free cash flow in the third quarter was $9.7 million, or 16% of total revenue. The Company closed the quarter with total deferred revenue of $298.8 million, up from $286.8 million in the prior quarter.”

Recent Company Highlights

•	Initial Public Offering – On November 12, 2013, Barracuda recognized net proceeds of $75.5 million in cash from an initial public offering and closed the quarter with cash, cash equivalents and investments of $118.5 million.

•	Market Share Recognition – Ranked in the top 5 by market share for providers in the global backup and recovery appliances hardware market for open systems in the report, Gartner Competitive Landscape: Backup and Recovery Appliances for Open Systems, Worldwide, November 21, 2013[1]; listed by IDC’s Worldwide Quarterly PBBA Tracker, CQ3 2013 as number 2 for total PBBA units sold; and once again named the content security appliance and virtual appliance volume leader as reported by IDC in its Worldwide Quarterly Security Appliance Tracker, Q2, September 2013.

•	Expanding Cloud Presence – Announced the availability of its Web Application Firewall, Application Delivery Controller and Next Generation Firewall product lines through Windows Azure and its Web Application Firewall and Next Generation Firewall product lines through Amazon Web Services public cloud platforms.

•	Industry Recognition – Named a 2013 Tech Innovator by CRN for Barracuda Backup with Cloud LiveBoot for VMware in the virtualization category; honored by Tech & Learning magazine’s 31st Annual Awards of Excellence for Barracuda Web Filter and Barracuda Message Archiver; and earned five-star ratings for Barracuda Web Application Firewall in SC Magazine’s 2013 Application and Web Security Group Test and for Barracuda Spam Firewall in SC Magazine’s 2013 Email Security and Content Management Group Test.

•	New Product Launches – Released the Barracuda Firewall X100 and X101, Barracuda Load Balancer ADC 540, Barracuda Message Archiver version 3.5, and Barracuda Backup-as-a-Service.

•	Expanding Channel Reach – Added Arrow Enterprise Computing Solutions as a new distribution partner in North America.

Conference Call Information

Barracuda will host a conference call and corresponding live webcast at 2:00 p.m. PT today. To access the conference call, dial 1-877-941-2068 for the U.S. and Canada and +1-480-629-9712 for international callers. The webcast will be available live on the investor relations section of the Company’s website at https://investors.barracuda.com, and via replay beginning approximately two hours after the completion of the call for a period of one year. An audio replay of the call will be available to investors beginning at approximately 5:00 p.m. PT today through January 13, 2014 by dialing 1-800-406-7325 in the U.S. and Canada, or +1-303-590-3030 for international callers, using passcode 4656628#. Additional information can be found in the investor slide presentation located at https://investors.barracuda.com/company/investor-relations/default.aspx.

Forward-Looking Statements

This announcement contains forward-looking statements related to future product performance and market growth, that involve risks and uncertainties, including statements regarding the Company’s expectations regarding financial performance, the potential impact of the Company’s expanded product distribution channels, market growth rates, and product introduction. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including, but not limited to fluctuations in demand for the Company’s products and services; a highly competitive business environment for network security and storage solutions; the Company’s effectiveness in controlling expenses; the possibility that the Company might experience delays in the development of new technology and products; customer response to its new technology and products; risks related to pending or future litigation; and

a dependency on third parties for certain components of the Company’s products. The Company undertakes no obligation to update the forward-looking information in this release. More information about potential factors that could affect the Company’s business and financial results is included in its filings with the Securities and Exchange Commission, including, without limitation, under the captions: “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Risk Factors,” which are on file with the Securities and Exchange Commission.”

Non-GAAP Financial Measures

Barracuda provides all financial information required in accordance with generally accepted accounting principles (GAAP). To supplement our consolidated financial statements presented in accordance with GAAP, we are also providing with this press release non-GAAP net income/(loss) and non-GAAP operating income/(loss). In preparing our non-GAAP information, we have excluded, where applicable, the impact of share-based compensation, amortization of intangibles and depreciation and acquisition and other non-recurring charges. We believe that excluding these items provides both management and investors with additional insight into our current operations and the trends affecting the Company. In particular, management finds it useful to exclude these items in order to more readily correlate the Company’s operating activities with the Company’s ability to generate cash from operations. Accordingly, management uses these non-GAAP measures, along with the comparable GAAP information, in evaluating our historical performance and in planning our future business activities. Please note that our non-GAAP measures may be different than those used by other companies. The additional non-GAAP financial information we present should be considered in conjunction with, and not as a substitute for, our financial information presented in accordance with GAAP. We have provided a non-GAAP reconciliation of the Condensed Consolidated Statement of Operations for the periods presented in this release, which are adjusted to exclude one-time charges, share-based compensation, amortization of intangibles and depreciation for these periods. These measures should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures for comparable financial information and understanding of the Company’s ongoing performance as a business. Barracuda uses both GAAP and non-GAAP measures to evaluate and manage its operations.

About Barracuda Networks, Inc. (NYSE: CUDA)

Barracuda provides cloud-connected security and storage solutions that simplify IT. These powerful, easy-to-use and affordable solutions are trusted by more than 150,000 organizations worldwide and are delivered in appliance, virtual appliance, cloud and hybrid deployments. Barracuda’s customer-centric business model focuses on delivering high-value, subscription-based IT solutions that provide end-to-end network and data security. For additional information, please visit http://www.barracuda.com.

Barracuda Networks, Barracuda and the Barracuda Networks logo are registered trademarks or trademarks of Barracuda Networks, Inc. in the US and other countries.

Contacts:

Investor Relations: Adam Carson; +1-408-342-5480; ir@barracuda.com

Corporate Communications: Mary Catherine Petermann; +1 404-307-6290; mc@barracuda.com

1 Gartner “Competitive Landscape: Backup and Recovery Appliances for Open Systems, Worldwide, 2013” by Jimmie Chang, Dave Russell, Pushan Rinnen, November 21, 2013.

###

Barracuda Networks, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(Unaudited)

	November 30, 2013	February 28, 2013
Assets
Current assets:
Cash and cash equivalents	$117,249	$30,095
Marketable securities	1,231	1,550
Accounts receivable, net of allowance for doubtful accounts	28,781	24,066
Inventories	6,365	5,138
Deferred costs	24,461	20,119
Deferred income taxes	29,717	26,158
Other current assets	3,550	4,336

Total current assets	211,354	111,462
Property and equipment	20,299	16,972
Deferred costs, noncurrent	23,809	19,351
Deferred income taxes, noncurrent	25,265	21,065
Other noncurrent assets	1,724	1,637
Intangible assets, net	9,383	7,983
Goodwill	36,026	33,778

Total assets	$327,860	$212,248

Liabilities, redeemable convertible preferred stock, and stockholders’ deficit
Current liabilities:
Accounts payable	$13,688	$12,756
Accrued payroll and related benefits	6,388	9,967
Other accrued liabilities	11,439	9,925
Deferred revenue	159,578	146,257
Deferred income taxes	132	132
Note payable	233	222

Total current liabilities	191,458	179,259
Long-term liabilities:
Deferred revenue, noncurrent	139,245	114,986
Deferred income taxes, noncurrent	672	660
Note payable, noncurrent	4,695	4,872
Other long-term liabilities	4,873	4,537
Redeemable convertible preferred stock	0	167,554
Stockholders’ deficit
Common Stock	51	28
Additional paid-in capital	277,139	23,080
Accumulated other comprehensive loss	(868)	(1,112)
Accumulated deficit	(286,359)	(279,131)

Total stockholders’ deficit controlling interest	(10,037)	(257,135)
Non-controlling interest in subsidiary	(3,046)	(2,485)

Total stockholders’ deficit	(13,083)	(259,620)

Total liabilities, redeemable convertible preferred stock, and stockholders’ deficit	$327,860	$212,248

Barracuda Networks, Inc. • 3175 S. Winchester Blvd., Campbell, CA 95008 • 408-342-5400/888-268-4772 (US & Canada) • www.barracuda.com

Barracuda Networks, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share information)

(Unaudited)

	Three months ended November 30,		Nine months ended November 30,
	2013	2012	2013	2012
Revenue
Appliance	$18,174	$15,424	$53,583	$43,199
Subscription	41,212	36,003	119,870	103,261

Total revenue	59,386	51,427	173,453	146,460
Cost of revenue	14,017	11,394	40,498	32,680

Gross profit	45,369	40,033	132,955	113,780
Operating expense
Research and development	12,083	8,925	34,563	25,015
Sales and marketing	28,785	25,471	86,013	74,773
General and administrative	7,513	9,198	22,018	22,080

Total operating expenses	48,381	43,594	142,594	121,868

Operating loss	(3,012)	(3,561)	(9,639)	(8,088)
Other income (expense), net	121	362	(329)	(526)

Loss before income taxes and non controlling interest	(2,891)	(3,199)	(9,968)	(8,614)
Benefit for income taxes	599	1,076	2,735	2,369

Consolidated net loss	(2,292)	(2,123)	(7,233)	(6,245)
Net loss attributable to non-controlling interest	199	150	561	612

Net loss attributable to Barracuda Networks, Inc.	$(2,093)	$(1,973)	$(6,672)	$(5,633)

Net loss per share attributable to Barracuda Networks, Inc.
Basic and diluted	$(0.06)	$(0.06)	$(0.22)	$(0.17)

Weighted-average shares used to compute net loss per share attributable to Barracuda Networks, Inc.:
Basic and diluted	34,256	30,441	30,179	33,360

Barracuda Networks, Inc. • 3175 S. Winchester Blvd., Campbell, CA 95008 • 408-342-5400/888-268-4772 (US & Canada) • www.barracuda.com

Barracuda Networks, Inc.

Reconciliation of Selected GAAP to Non-GAAP Financial Measures

(in thousands)

(Unaudited)

	Three months ended November 30,		Nine months ended November 30,
	2013	2012	2013	2012
GAAP cost of revenue	$14,017	$11,394	$40,498	$32,680
Amortization of intangible assets (1)	889	905	3,018	2,714
Depreciation expense (2)	907	411	1,935	1,194
Stock-based compensation expense (3)	58	53	146	129

Non-GAAP cost of revenue	$12,163	$10,025	$35,399	$28,643

GAAP sales and marketing expense	$28,785	$25,471	$86,013	$74,773
Amortization of intangible assets (1)	424	451	1,341	1,415
Depreciation expense (2)	55	48	172	143
Stock-based compensation expense (3)	578	314	1,278	813
Acquisition and other non-recurring charges (4)	—	2	—	8

Non-GAAP sales and marketing expense	$27,728	$24,656	$83,222	$72,394

GAAP research and development expense	$12,083	$8,925	$34,563	$25,015
Amortization of intangible assets (1)	—	—	—	—
Depreciation expense (2)	146	111	410	305
Stock-based compensation expense (3)	209	603	1,474	1,486
Acquisition and other non-recurring charges (4)	375	76	875	281

Non-GAAP research and development expense	$11,353	$8,135	$31,804	$22,943

GAAP general and administrative expense	$7,513	$9,198	$22,018	$22,080
Amortization of intangible assets (1)	6	5	23	26
Depreciation expense (2)	206	84	468	209
Stock-based compensation expense (3)	1,578	753	4,653	3,929
Acquisition and other non-recurring charges (4)	212	3,617	579	6,206

Non-GAAP general and administrative expense	$5,511	$4,739	$16,295	$11,710

GAAP total expense	$62,398	$54,988	$183,092	$154,548
Amortization of intangible assets (1)	1,319	1,361	4,382	4,155
Depreciation expense (2)	1,314	654	2,985	1,851
Stock-based compensation expense (3)	2,423	1,723	7,551	6,357
Acquisition and other non-recurring charges (4)	587	3,695	1,454	6,495

Non-GAAP total expense	$56,755	$47,555	$166,720	$135,690

Depreciation expense (2)	$1,314	$654	$2,985	$1,851

Non-GAAP total expense including depreciation	$58,069	$48,209	$169,705	$137,541

Barracuda Networks, Inc. • 3175 S. Winchester Blvd., Campbell, CA 95008 • 408-342-5400/888-268-4772 (US & Canada) • www.barracuda.com

Barracuda Networks, Inc.

Reconciliation of Selected GAAP to Non-GAAP Financial Measures

(in thousands, except per share information)

(Unaudited)

	Three months ended November 30,		Nine months ended November 30,
	2013	2012	2013	2012
GAAP operating loss	$(3,012)	$(3,561)	$(9,639)	$(8,088)
Amortization of intangible assets (1)	1,319	1,361	4,382	4,155
Stock-based compensation expense (3)	2,423	1,723	7,551	6,357
Acquisition and other non-recurring charges (4)	587	3,695	1,454	6,495

Non-GAAP operating income	$1,317	$3,218	$3,748	$8,919

GAAP net loss	$(2,093)	$(1,973)	$(6,672)	$(5,633)
Amortization of intangible assets (1)	1,319	1,361	4,382	4,155
Stock-based compensation expense (3)	2,423	1,723	7,551	6,357
Acquisition and other non-recurring charges (4)	587	3,695	1,454	6,495
Income tax benefit of non-GAAP exclusions (5)	(1,277)	(2,242)	(3,986)	(5,326)
Other income adjustments (6)	(267)	(474)	(94)	356
Non-controlling interest (7)	(199)	(150)	(561)	(612)

Non-GAAP net income	$493	$1,940	$2,074	$5,792

Non-GAAP diluted earnings per share (8)	0.01	0.04	0.04	0.13

Weighted average shares used to compute non-GAAP diluted earnings per share	48,721	45,872	47,602	45,571

(1)	Amortization of Intangible Assets. We provide non-GAAP information which excludes expenses for the amortization of intangible assets which primarily relate to purchased intangible assets associated with our acquisitions. We believe that eliminating this expense from our non-GAAP measures is useful to investors, because the amortization of intangible assets can be inconsistent in amount and frequency and is significantly impacted by the timing and magnitude of our acquisition transactions, which also vary in frequency from period to period. Accordingly, we analyze the performance of our operations in each period without regard to such expenses.
(2)	Depreciation of Property and Equipment. We provide non-GAAP information which excludes depreciation expense related to the amortization of property and equipment, as well as certain losses on disposal of fixed assets. We believe that eliminating this expense from our non-GAAP measures is useful to investors, because the acquisition of property and equipment, and the corresponding depreciation expense, can be inconsistent in amount and can vary from period to period.
(3)	Stock-Based Compensation Expense. We provide non-GAAP information which excludes expenses for stock-based compensation. We believe the exclusion of this item allows for financial results that are more indicative of our continuing operations. We believe that the exclusion of stock-based compensation expense provides for a better comparison of our operating results to prior periods and to our peer companies as the calculations of stock-based compensation vary from period to period and company to company due to different valuation methodologies, subjective assumptions and the variety of award types.
(4)	Acquisition and Other Non-Recurring Related Adjustments. We exclude certain expense items resulting from acquisitions and other non-recurring charges, which we do not expect to recur in our continuing operating results. We believe that adjusting for these charges allows us to better compare results from period to period in order to assess the ongoing operating results of our business. The charges include: (i) costs associated with our CEO transition, (ii) costs associated with an internal investigation of export control compliance, and (iii) legal, accounting and advisory fees, to the extent associated with acquisitions, as well as contingent consideration payments under the terms of certain acquisition agreements.

Barracuda Networks, Inc. • 3175 S. Winchester Blvd., Campbell, CA 95008 • 408-342-5400/888-268-4772 (US & Canada) • www.barracuda.com

(5)	Income Tax Effect of Non-GAAP Exclusions. We believe providing financial information with and without the income tax effect of excluding items related to our non-GAAP financial measures provide our management and users of the financial statements with better clarity regarding the ongoing performance and future liquidity of our business. Excluded items include: (i) amortization expense of intangible assets, (ii) stock based compensation expense, and (iii) acquisition and other non-recurring charges.
(6)	Other (Gain)/Loss Adjustments. We provide non-GAAP information that excludes the effect of certain other income and losses. These adjustments most significantly consist of foreign currency re-measurement gains and losses. For all non-functional currency account balances, the re-measurement of such balances to the functional currency will result in either a foreign exchange gain or a loss which is recorded in other income. We believe that eliminating these expenses from our non-GAAP measures is useful to investors, because foreign currency re-measurement adjustments can be inconsistent in amount and can vary from period to period.
(7)	Non-Controlling Interest Expense. We provide non-GAAP information that includes all of the expenses related to entities in which we hold a minority interest. We believe that adjusting for these charges allows us to better compare results from period to period in order to assess the ongoing operating results of our business, including entities for which we own a minority interest.
(8)	Non-GAAP Diluted Earnings Per Share. We provide non-GAAP diluted earnings per share. The non-GAAP diluted earnings per share amount is calculated based on our non-GAAP net income divided by the weighted-average diluted shares outstanding for the period.

Barracuda Networks, Inc. • 3175 S. Winchester Blvd., Campbell, CA 95008 • 408-342-5400/888-268-4772 (US & Canada) • www.barracuda.com

Barracuda Networks, Inc.

Reconciliation of GAAP Net Loss to Adjusted EBITDA

(in thousands)

(Unaudited)

	Three months ended November 30,		Nine months ended November 30,
	2013	2012	2013	2012
GAAP net loss	$(2,093)	$(1,973)	$(6,672)	$(5,633)
Deferred revenue, end of period	298,823	250,163	298,823	250,163
Less: Deferred revenue, beginning of period	(286,792)	(241,734)	(261,243)	(217,209)
Less: Deferred costs, end of period	(48,270)	(37,299)	(48,270)	(37,299)
Deferred costs, beginning of period	46,058	35,347	39,470	29,254
Less: Other (income) expense, net	(121)	(362)	329	526
Less: Benefit for income taxes	(599)	(1,076)	(2,735)	(2,369)
Acquisition and other non-recurring charges	587	3,695	1,454	6,495
Stock-based compensation expense	2,423	1,723	7,551	6,357
Amortization of intangible assets	1,319	1,361	4,382	4,155
Depreciation expense	1,314	654	2,985	1,851

Adjusted EBITDA (1)	$12,649	$10,499	$36,074	$36,291

(1)	Adjusted EBITDA. We define adjusted EBITDA as net income (loss) plus increases in deferred revenue and increases in the associated deferred costs, plus non-cash and non-operating charges which include: (i) acquisition and other non-recurring charges, (ii) stock based compensation expense, (iii) amortization of intangible assets, and (iv) depreciation expense, including certain losses on disposal of fixed assets. We believe adjusted EBITDA provides an indication of profitability from our operations, and provides a consistent measure of our performance from period to period.

Barracuda Networks, Inc. • 3175 S. Winchester Blvd., Campbell, CA 95008 • 408-342-5400/888-268-4772 (US & Canada) • www.barracuda.com

Barracuda Networks, Inc.

Reconciliation of GAAP Cash Flows from Operating Activities to Free Cash Flow

(in thousands)

(Unaudited)

	Three months ended November 30,		Nine months ended November 30,
	2013	2012	2013	2012
GAAP cash flows from operating activities	$10,593	$14,893	$22,676	$30,611
Purchase of property and equipment	(1,328)	(1,508)	(5,857)	(3,051)
Acquisition and other non-recurring charges (1)	447	1,480	3,916	3,396

Adjusted free cash flow (2)	$9,712	$14,865	$20,735	$30,956

(1)	Acquisition and Other Non-Recurring Related Adjustments. We exclude the cash flow impact resulting from acquisitions and other non-recurring charges, which we do not expect to recur in our continuing operating results. We believe that adjusting for these cash outflows allows us to better compare results from period to period in order to assess the ongoing operating results of our business. The cash flows include: (i) payments associated with our CEO transition, (ii) payments associated with an internal investigation of export control compliance, and (iii) legal, accounting and advisory fee payments, to the extent associated with acquisitions, as well as contingent consideration payments under the terms of certain acquisition agreements.
(2)	Adjusted Free Cash Flow. We define free cash flow as cash flows from operating activities less the purchases of property and equipment plus the cash flow effect of acquisition and other non-recurring charges. We believe that adjusting free cash flow to exclude these charges allows us to better compare results from period to period in order to assess the ongoing free cash flow of our business. We believe free cash flow is an important liquidity measure that reflects the cash generated by the business after the purchase of property and equipment that can then be used for, among other things, strategic acquisitions, investments in the business and funding ongoing operations.

Barracuda Networks, Inc. • 3175 S. Winchester Blvd., Campbell, CA 95008 • 408-342-5400/888-268-4772 (US & Canada) • www.barracuda.com

Barracuda Networks, Inc.

Reconciliation of GAAP Revenue to Gross Billings

(in thousands)

(Unaudited)

	Three months ended November 30,		Nine months ended November 30,
	2013	2012	2013	2012
GAAP Revenue	$59,386	$51,427	$173,453	$146,460
Total deferred revenue, end of period	298,823	250,163	298,823	250,163
Less: total deferred revenue, beginning of period	(286,792)	(241,734)	(261,243)	(217,209)
Deferred revenue adjustments	6,054	5,191	16,926	15,286

Total change in deferred revenue and adjustments	18,085	13,620	54,506	48,240

Gross Billings (1)	$77,471	$65,047	$227,959	$194,700

(1)	Gross Billings. We define gross billings as total revenue plus the change in deferred revenue and other adjustments, which primarily consist of returns and reserves with respect to the 30 day right of return we provide to customers, as well as rebates for certain channel partner activities. We believe that gross billing provides insight into the sales of our solutions and performance of our business.

Barracuda Networks, Inc. • 3175 S. Winchester Blvd., Campbell, CA 95008 • 408-342-5400/888-268-4772 (US & Canada) • www.barracuda.com

Barracuda Networks, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Three months ended November 30,		Nine months ended November 30,
	2013	2012	2013	2012
Cash Flows from Operating activities:
Consolidated net loss	$(2,292)	$(2,123)	$(7,233)	$(6,245)
Adjustments to reconcile consolidated net loss to net cash provided by operating activities:
Depreciation and amortization	2,381	2,015	7,115	6,006
Amortization of deferred stock-based compensation expense	2,423	1,723	7,551	6,357
Excess tax benefits on stock options	(148)	—	(374)	(1,687)
Loss on disposal of fixed assets	260	2	296	113
Deferred Income Tax Expense (Benefit)	(2,873)	96	(8,340)	365
Changes in assets and liabilities:
Accounts receivable	(3,525)	47	(4,541)	121
Inventory	288	175	(1,227)	302
Income taxes, net	3,061	(1,327)	2,547	(6,179)
Deferred Costs	(2,213)	(1,952)	(8,801)	(8,045)
Other Current Assets	919	(918)	17	(1,892)
Other Non-Current Assets	172	728	383	(202)
Accounts payable	(2,043)	294	(2,307)	(2,492)
Accrued compensation	454	3,944	(1,429)	5,769
Other accrued liabilities	1,514	3,824	1,211	5,121
Other Long term liabilities	260	63	331	88
Deferred revenue	11,955	8,302	37,477	33,111

Net cash provided by operating activities	10,593	14,893	22,676	30,611
Cash Flows from Investing activities:
Proceeds from sales of marketable securities		388		388
Purchase of property and equipment	(1,328)	(1,508)	(5,857)	(3,051)
Purchase of Intangible Assets	—	—	(28)	—
Purchase of investment in nonmarketable equity	—	—	(310)	—
Business Combinations, net of assets acquired	—	—	(8,475)	(4,356)

Net cash used in investing activities	(1,328)	(1,120)	(14,670)	(7,019)
Cash Flows from Financing activities
Net proceeds from initial public offering, net of issuance costs	78,154	—	78,007	—
Proceeds from issuance of common stock	1,488	(37)	1,929	2,452
Proceeds from issuance of Series B preferred stock, net of issuance costs	—	125,732	—	125,732
Issuance costs on line of credit	—	(313)	—	(313)
Repurchase of common stock	—	(127,543)	(723)	(127,612)
Dividends Paid	—	(128,385)	(1,419)	(128,385)
Repayment of employee loans, nets of loans extended	(733)	—	1,195	—
Excess tax benefits from employee stock-based option plan	148	—	374	1,687
Payments of note payable	(55)	(45)	(166)	(139)

Net cash provided by (used in) financing activities	79,002	(130,591)	79,197	(126,578)
Effect of exchange rate changes on cash and cash equivalents	(14)	86	(49)	(72)

Net increase (decrease) in cash and cash equivalents	88,253	(116,732)	87,154	(103,058)
Cash and cash equivalents at beginning of period	28,996	140,181	30,095	126,507

Cash and cash equivalents at end of period	$117,249	$23,449	$117,249	$23,449

Barracuda Networks, Inc. • 3175 S. Winchester Blvd., Campbell, CA 95008 • 408-342-5400/888-268-4772 (US & Canada) • www.barracuda.com